          BlackRock MuniYield Pennsylvania Quality Fund (the "Fund")
                              File No. 811-07136
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Fund's Amendment to the Notice of Special Rate Period of the Fund's Variable Rate Demand Preferred Shares filed with the books and records of the Fund on June 6, 2017.

                                                                Exhibit 77Q1(a)

                 BLACKROCK MUNIYIELD PENNSYLVANIA QUALITY FUND
                                 (THE "FUND")
                                  SERIES W-7
             VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP SHARES")

                             CUSIP NO. 09255G503*

                  AMENDMENT TO NOTICE OF SPECIAL RATE PERIOD

                                          June 6, 2017

                                          BlackRock MuniYield Pennsylvania
                                            Quality Fund
                                          100 Bellevue Parkway
                                          Wilmington, Delaware 19809

TO: Addressees listed on Schedule 1 hereto

   In accordance with the Fund's Certificate of Designation Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated May 17, 2011 (the "CERTIFICATE OF DESIGNATION"), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from June 21, 2017 to June 20, 2018 in accordance with the terms of the Notice of Special Rate Period, dated June 20, 2012 (the "NOTICE OF SPECIAL RATE PERIOD").

   The last day of the Special Rate Period shall be June 20, 2018, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

   As of June 21, 2017, the definition of "Ratings Spread" in the Notice of Special Rate Period is hereby deleted in its entirety and replaced with the following:

   "RATINGS SPREAD" means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody's, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

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* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

                  MOODY'S/FITCH                    PERCENTAGE
                  -------------                    ----------
                  Aaa/AAA                            0.875%
                  Aa3/AA- to Aa1/AA+                  1.20%
                  A3/A- to A1/A+                      2.00%
                  Baa3/BBB- to Baa1/BBB+              3.00%
                  Non-investment grade or Unrated     4.00%

   Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Certificate of Designation and the Notice of Special Rate Period.

                           [Signature Page Follows]

IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate Period as of the date first written above.

                                             BLACKROCK MUNIYIELD PENNSYLVANIA
                                             QUALITY FUND

                                             By:  /s/ Jonathan Diorio
                                                  ------------------------------
                                             Name: Jonathan Diorio
                                             Title: Vice President

                                                                     SCHEDULE 1
                                                                     ----------

               RECIPIENTS OF THIS NOTICE OF SPECIAL RATE PERIOD

Citibank, N.A.
390 Greenwich Street, 2nd Floor
New York, New York 10013
Attention: MSD Middle Office Manager
Telephone: (212) 723-6320
Fax: (212) 723-8642
Email: msdcititob@citi.com

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
Attention: Middle Office Manager
Telephone: (212) 723-7124
Fax: (212) 723-8642
Email: msdcititob@citi.com
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The Depository Trust Company
LensNotice@dtcc.com
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